CONSENT OF BRUCE SHANNON

The undersigned hereby consents to (a) the inclusion of the references to the undersigned's involvement in authoring the portions of the feasibility study titled "Feasibility Study: National Instrument 43-101 Technical Report for the Thacker Pass Project, Humboldt County, Nevada, USA" dated effective November 2, 2022 contained in (i) the Annual Report on Form 20-F for the year ended December 31, 2023 and any exhibits filed therewith and (ii) the prospectus supplement dated April 17, 2024 to the Registration Statement on Form F-3 (No. 333-274883) filed with the United States Securities and Exchange Commission (the "SEC") by Lithium Americas Corp. (the "Company"), (b) the filing of this consent under cover of Form 6-K with the SEC, (c) the use of my name in the Company's Annual Report on Form 20-F for the year ended December 31, 2023 and Registration Statements on Form F-3 (No. 333-274883) and Form S-8 (No. 333-274884), and any amendments thereto, filed with the SEC, and (d) the incorporation by reference of this consent into the Registration Statements on Form F-3 (No. 333-274883) and Form S-8 (No. 333-274884), and any amendments thereto.

/s/ Bruce Shannon
Bruce Shannon, P.E.

April 17, 2024